 As filed with the Securities and Exchange Commission on March 1 , 2006

Registration No. 333-___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNICO INCORPORATED

 (Exact name of registrant as specified in its charter)

Arizona 86-0205130 --------------------------------- --------------------------------- (State or other jurisdiction (IRS Employer Identification No.) of incorporation or organization)

8880 Rio San Diego Drive, 8th Floor

San Diego, California 92108

 (Address of principal executive offices) (Zip Code)

COMPENSATION AGREEMENT

(Full title of Plan)

Mark Lopez

Unico Incorporated

8880 Rio San Diego Drive, 8th Floor

San Diego, California 92108

 (Name and address of agent for service)

(619) 209-6124

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

                                      Proposed        Proposed

Title of                              Maximum         Maximum

Securities           Amount           Offering        Aggregate    Amount of

to be                to be            Price           Offering     Registration

Registered           Registered       Per Share(1)    Price(1)     Fee

----------           -----------      ------------    ----------   -----------

Common Stock,        10,000,000        $0.00175        $17,500      $1.87

par value $.001

--------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on February 28, 2006.

PART I

Item 1. Plan Information.

The documents containing the information specified in Item 1 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

Mark Lopez

Unico Incorporated

8880 Rio San Diego Drive, 8th Floor

San Diego, California 92108PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

o Reference is made to the Registrant's annual report on Form 10-KSB for the year ended February 28 , 2005, as filed with the SEC on June 20, 2005, which is hereby incorporated by reference.

o Reference is made to the Registrant's quarterly report on Form 10-QSB, as amended, for the quarter ended May 31, 2005, as filed with the SEC on July 15, 2005, which is hereby incorporated by reference.

o Reference is made to the Registrant's quarterly report on Form 10-Q for the quarter ended August 31, 2005, as filed with the SEC on October 26, 2005, which is hereby incorporated by reference.

o Reference is made to the Registrant's quarterly report on Form 10-QSB for the quarter ended November 30, 2005, as filed with the SEC on January 26, 2006, which is hereby incorporated by reference.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Certain legal matters in connection with this registration statement will be passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP, New York, New York. Certain members or employees of Sichenzia Ross Friedman Ference LLP will receive 10,000,000 shares of common stock of the Registrant under this registration statement to be issued as compensation for legal services performed on behalf of the Registrant.

Item 6. Indemnification of Directors and Officers.

Our articles of incorporation limit the liability of directors to the maximum extent permitted by law. Our bylaws provide that we shall indemnify our officers and directors to the fullest extent provided by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the Act) may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

        Exhibit        Description

         5.1           Opinion of Sichenzia Ross Friedman Ference LLP

10.1

Compensation Agreement with Michael Ference

        23.1           Consent of Sichenzia Ross Friedman Ference LLP is

                       included in Exhibit 5.1

        23.2           Consent of HJ Associates & Consultants, LLP

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of an amendment to a filing on Form S-8 and authorized this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on March 1 , 2006.

UNICO INCORPORATED

By: /s/ Mark Lopez --------------------------------------- Mark Lopez, Chief Executive Officer, Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer

In accordance with the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated:

SIGNATURE

TITLE

DATE

/s/ Mark Lopez

Chief Executive Officer (Principal

March 1 , 2006

--------------------------------

Executive Officer) and

Mark Lopez                                                            Chief Financial Officer (Principal

Financial Officer and Principal

Accounting Officer)

/s/ Richard Belliston

Richard Belliston

Director

March 1 , 2006

/s/ Kiyoshi Kasai

Kiyoshi Kasai

Director

March 1 , 2006

/s/ Ray C. Brown

Ray C. Brown

Director

March 1 , 2006

EXHIBIT 5.1

SICHENZIA ROSS FRIEDMAN FERENCE LLP

1065 AVENUE OF THE AMERICAS

 NEW YORK, NY 10018

TEL 212 930 9700 FAX 212 930 9725

WWW. SRFF.COM

March 1, 2006

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re: Unico Incorporated

Ladies and Gentlemen:

We refer to the registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Unico Incorporated, an Arizona corporation (the "Company"), with the Securities and Exchange Commission on March 1 , 2006.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the securities being registered to be sold pursuant to the Registration Statement are duly authorized and will be, when sold in the manner described in the Registration Statement, legally and validly issued, and fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Sichenzia Ross Friedman Ference LLP ---------------------------------------- Sichenzia Ross Friedman Ference LLP

EXHIBIT 10.1

COMPENSATION AGREEMENT

This Compensation Agreement is dated as of February 28, 2006 among Unico Incorporated, an Arizona corporation (the “Company”), and Michael H. Ference (“Consultant”).

WHEREAS, the Company has requested the Consultant to provide the Company with legal services in connection with their business, and the Consultant has agreed to provide the Company with such legal services; and

WHEREAS, the Company wishes to compensate the Consultant with shares of its common stock for such services rendered;

NOW THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

1.

The Company will issue up to 10,000,000 shares of the Company’s common stock, par value $.001 per share, to the Consultant subsequent to the filing of a registration statement on Form S-8 with the Securities and Exchange Commission registering such shares, as set forth in Section 2 below. The shares to be issued shall represent consideration for legal services to be performed by the Consultant on behalf of the Company.

2.

The above compensation shall be registered using a Form S-8.  The Company shall file such Form S-8 with the Securities and Exchange Commission within 30 days of the execution of this agreement.

IN WITNESS WHEREOF, this Compensation Agreement has been executed by the Parties as of the date first above written.

UNICO, INCORPORATED /s/ Mark Lopez Mark Lopez Chief Executive Officer MICHAEL H. FERENCE /s/ Michael H. Ference Michael H. Ference

EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Unico, Incorporated

San Diego, California

We hereby consent to the incorporation by reference in this Registration Statement of Unico, Inc., on Form S-8, of our audit report dated June 15, 2005, (which includes an emphasis paragraph relating to the Company’s ability to continue as a going concern) of Unico, Inc., for the year ended February 28, 2005, and to all references to our firm included in this Registration Statement.

/s/ HJ Associates & Consultants, LLP

HJ Associates & Consultants, LLP

Salt Lake City, Utah

February 24, 2006